Calculation of Filing Fee Tables
S-8
HMH Holding Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.01 per share	Other	3,700,714	$ 19.25	$ 71,238,744.50	0.0001381	$ 9,838.07
Total Offering Amounts:						$ 71,238,744.50		$ 9,838.07
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,838.07
Offering Note
[1]	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee, based on the average of the high and low sales prices of the Class A common stock, par value $0.01 per share ("Class A Common Stock"), of HMH Holding Inc. as reported on The Nasdaq Global Select Market on April 1, 2026. Represents shares of Class A Common Stock issuable in respect of awards granted under the HMH Holding Inc. 2026 Long-Term Incentive Plan (as amended from time to time, the "Plan"), which include shares of Class A Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of Class A Common Stock as may become issuable under the Plan as a result of stock splits, stock dividends, recapitalizations or similar transactions pursuant to the adjustment or antidilution provisions thereof.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources